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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statements of Pennsylvania Real Estate Investment Trust on Form S-3 (File No. 33-61115, File No. 333-48917, File No. 333-70157, as amended, File No.
333-74693, File No. 333-74695, File No. 333-74697, File No. 333-36626, File No.
333-97337 and File No. 333-97985) and Form S-8 (File No. 33-59771, File No.
33-59773, File No. 33-59767, File No. 333-69877, File No. 333-97677 and File No.
333-103116) of our report dated September 12, 2003, relating to our audit of the statement of revenue and certain expenses of WG Park, L.P. for the year ended December 31, 2002, which report is included in the Form 8-K of Pennsylvania Real Estate Investment Trust dated September 2, 2003. Our report includes a paragraph that states that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and is not intended to be a complete presentation of the WG Park, LP revenue and expenses.



                                           /s/ KPMG LLP

Philadelphia, Pennsylvania
September 17, 2003